Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Jensen Portfolio, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Jensen Portfolio, Inc. for the period ended November 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Jensen Portfolio, Inc. for the stated period.

/s/ Gary Hibler Gary Hibler President, The Jensen Portfolio, Inc.	/s/ Brian Ferrie Brian Ferrie Treasurer, The Jensen Portfolio, Inc.
Dated: 2/2/07	Dated: 2/2/07

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Jensen Portfolio, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.